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                [EMENS, KEGLER, BROWN, HILL & RITTER LETTERHEAD]


                                                                     EXHIBIT 5.1

                                 FORM OF OPINION

                                           , 1996
                               ------------

Benton Oil and Gas Company
1145 Eugenia Place, Suite 200
Carpinteria, CA  93013

Gentlemen:

        We have acted as counsel for Benton Oil and Gas Company, a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of up to 348,500 shares of common stock of the Company (the "Common Stock"). In this connection, we have examined the Certificate of Incorporation, the Bylaws and the respective Amendments thereto, the Directors and Stockholder Minutes of the Company and the Registration Statement filed with the Securities and Exchange Commission and Exhibits thereto, and such other documents of the Company as we have deemed necessary to the opinion hereinafter expressed.

        We are of the opinion that the issuance of the shares of common stock has been duly authorized and when (a) the Registration Statement filed with the Securities and Exchange Commission has become effective, (b) the applicable provisions of the Securities Act of 1933, as amended, and such Blue Sky and Securities Laws as may be applicable have been complied with, (c) the Warrants have been exercised pursuant to the terms of the Warrant Agreement, and (d) the shares have been issued and delivered upon exercise of the Warrants in the manner set forth in the Warrant Agreement and the Prospectus (in the form filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended), against payment therefore, these shares of common stock will have been fully paid, legally issued, validly executed, authenticated, and delivered, and will be non-assessable.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters."

                                Very truly yours,

                                Emens, Kegler, Brown, Hill & Ritter Co., L.P.A.

                                By:     [FORM OF OPINION]
                                   ---------------------------------------------
                                   Jack A. Bjerke, Vice President